Exhibit 5.1

200 Public Square, Suite 2300 Cleveland, Ohio 44114-2378 Direct Dial: 216.363.4500 Fax: 216.363.4588

October 24, 2017

Myers Industries, Inc.

1293 S. Main Street

Akron, Ohio 44301

Re: Form S-3 Registration Statement

Ladies and Gentlemen:

We have acted as special counsel to Myers Industries, Inc., an Ohio corporation (the “Company”), in connection with the Company’s registration statement on Form S-3 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about the date hereof, including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Act”), and proposed offer, issuance and sale from time to time on a delayed or continuous basis pursuant to Rule 415 under the Act, of up to $250,000,000 aggregate offering price of the following securities of the Company:

(i) shares of common stock of the Company, without par value (the “Common Stock”);

(ii) shares of preferred stock of the Company, without par value (the “Preferred Stock”);

(iii) depositary shares representing a fraction of a share of the particular series of Preferred Stock (the “Depositary Shares”) evidenced by depositary receipts (the “Receipts”);

(iv) debt securities, in one or more series (the “Debt Securities”), which will be issued under a form of Indenture filed as an exhibit to the Registration Statement (as amended or supplemented, the “Indenture”) to be entered into by and among the Company and the trustee (the “Trustee”);

(v) warrants to purchase the Common Stock, Preferred Stock or Debt Securities (the “Warrants”);

(vi) subscription rights to purchase the Debt Securities, Preferred Stock, Common Stock or other securities (the “Subscription Rights”);

(vii) purchase contracts for the purchase of Debt Securities, Common Stock, Preferred Stock, Depositary Shares or any combination thereof (the “Purchase Contracts”); and

(viii) units of any combination of the types of securities offered by the Company (the “Units”, and together with the Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities, the Warrants, the Subscription Rights, and the Purchase Contracts, the “Securities”).

It is understood that the opinions set forth below are to be used only in connection with the offer, issuance and sale of the Securities while the Registration Statement is in effect. The Registration Statement provides that the Securities may be offered in amounts, at prices and on terms to be set forth in one or more prospectus supplements or free writing prospectuses.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act.

In rendering the opinions set forth below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of:

(i) the Amended and Restated Articles of Incorporation of the Company, as in effect on the date hereof (the “Company Articles”);

(ii) the Amended and Restated Code of Regulations of the Company, as in effect on the date hereof (the “Company Regulations” and together with the Company Articles, the “Organizational Documents”);

(iii) the Registration Statement;

(iv) the Indenture; and

(v) resolutions of the Board of Directors of the Company relating to, among other matters, the issuance of the Securities and the filing of the Registration Statement.

We are familiar with the various corporate proceedings heretofore taken and additional proceedings proposed to be taken by the Company in connection with the authorization, registration, issuance and sale of the Securities. We have also examined originals, or copies certified to our satisfaction, of such corporate records of the Company and other instruments, certificates of public officials and representatives of the Company and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed that the Company is and will remain duly organized, validly existing and in good standing under Ohio law. As to certain facts material to this opinion letter, we have relied without independent verification upon oral and written statements and representations of officers and other representatives of the Company.

On the basis of the foregoing, and subject to (i) the Registration Statement and any amendments thereto being effective under the Act, (ii) the applicable Indenture under which Debt Securities are issued having been validly executed and delivered by the Company and the other parties thereto, (iii) a prospectus supplement having been filed with the Commission describing the Securities being offered thereby and (iv) all Securities being issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement and in accordance with a duly executed and delivered purchase, underwriting or similar agreement with respect to such Securities, we are of the opinion that:

1. With respect to the Common Stock, assuming (i) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all corporate action necessary to approve the final terms of the issuance and sale of the shares of the Common Stock, (ii) that the total issued shares of Common Stock will not exceed the number of authorized shares in the Company Articles, and (iii) the Company has received the consideration therefor (and such consideration per share is not less than the par value per share of the Common Stock), the Common Stock will be validly issued, fully paid and non-assessable.

2. With respect to any series of Preferred Stock, assuming (i) the Board has taken all corporate action necessary to approve the final terms of the issuance and sale of such Preferred Stock, (ii) the terms of the series of the Preferred Stock have been duly established in conformity with the applicable Organizational Documents, (iii) that the total issued shares of Preferred Stock will not exceed the number of authorized shares in the Company Articles, (iv) the due filing of an amendment to the Company Articles, certificate of designation or other applicable document authorizing and establishing the terms of the Preferred Stock, and (v) the Company has received the consideration therefor, the Preferred Stock will be validly issued, fully paid and non-assessable.

3. With respect to the Depositary Shares, assuming (i) the Board has taken all corporate action necessary to authorize and approve the issuance and terms of the related Preferred Stock, (ii) that the total issued shares of Preferred Stock will not exceed the number of authorized shares in the Company Articles, (iii) the due filing of an amendment to the Company Articles, certificate of designation or other applicable document authorizing and establishing the terms of the Preferred Stock, (iv) that the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the terms of a valid and legally binding deposit agreement conforming to the description thereof in the Prospectus or Prospectus Supplement, (v) the due issuance and delivery of the related Preferred Stock upon payment of the consideration therefor provided in the applicable definitive purchase, underwriting or similar agreement approved by the Board, and (vi) the due issuance and delivery of Receipts evidencing the Depositary Shares against the deposit of the Preferred Stock in accordance with the deposit agreement, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the deposit agreement.

4. With respect to the Debt Securities assuming (i) the Board has taken all necessary corporate action to approve the final terms of the issuance and sale of the Debt Securities, (ii) the applicable Indenture has been duly authorized, executed and delivered, (iii) the terms of the Debt Securities have been duly established in conformity with the applicable Indenture and do not violate any applicable law or result in a default under, or breach of, an agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) such Debt Securities have been duly executed and delivered by the Company, and the Debt Securities have been authenticated by the Trustee in accordance with the applicable Indenture, and (v) the Company has received the consideration therefor, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms.

5. With respect to the Warrants, assuming (i) the Board has taken all necessary corporate action to approve the final terms of the issuance and sale of the Warrants, (ii) the applicable warrant agreement relating to the Warrants has been duly authorized, executed and delivered, (iii) the Warrants are executed, countersigned and delivered in accordance with the applicable warrant agreement against payment therefor, (iv) the applicable warrant agreement is the valid and binding obligation of the applicable warrant agent, enforceable against such warrant agent in accordance with its terms, and (v) the Company has received the consideration therefor, the Warrants will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms.

6. With respect to the Subscription Rights, assuming (i) the Board has taken all necessary corporate action to approve the final terms of the issuance and sale of the Subscription Rights, (ii) the subscription rights agreement relating to the Subscription Rights has been duly authorized, executed and delivered, (iii) the certificates representing the Subscription Rights have been executed, countersigned and delivered in accordance with the applicable subscription rights agreement against payment therefor, (iv) the applicable subscription rights agreement is the valid and binding obligation of the applicable rights agent or other applicable parties, enforceable against such rights agent and other applicable parties in accordance with its terms, and (v) the Company has received the consideration therefor, the Subscription Rights will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms.

7. With respect to the Purchase Contracts, assuming (i) the Board has taken all necessary corporate action to approve the final terms of the issuance and sale of the Purchase Contracts, (ii) the purchase agreement relating to the Purchase Contracts has been duly authorized, executed and delivered, (iii) the Purchase Contracts have been executed, countersigned and delivered in accordance with the applicable purchase agreement against payment therefor, (iv) the applicable purchase agreement is the valid and binding obligation of the applicable purchase contracts agent or other applicable parties, enforceable against such purchase contracts agent and other applicable parties in accordance with its terms, and (v) the Company has received the consideration therefor, the Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms.

8. With respect to the Units, assuming (i) the Board has taken all necessary corporate action to approve the final terms of the issuance and sale of the Units, (ii) the purchase agreement relating to the Units has been duly authorized, executed and delivered, (iii) the Units have been executed, countersigned and delivered in accordance with the applicable purchase agreement against payment therefor, (iv) the applicable purchase agreement is the valid and binding obligation of the applicable purchase agent or other applicable parties, enforceable against such purchase agent and other applicable parties in accordance with its terms, and (v) the Company has received the consideration therefor, the Units will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms.

Our opinions are subject to the following qualifications:

(i) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, preference, moratorium or other laws relating to or affecting the rights of creditors generally;

(ii) rights to indemnification, contribution, exculpation, release or waiver, which may be limited by applicable law or equitable principles;

(iii) limitations with respect to the enforceability of any provision contained in any applicable agreement to the extent that such provision purports to bind any party to the exclusive jurisdiction of any particular federal court or courts;

(iv) that irrespective of the agreement of the parties to any applicable agreement, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes (and we express no opinion with respect to the subject matter jurisdiction of the federal courts of the United States in any action arising out of or relating to any applicable agreement); and

(v) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.

The opinions expressed herein are based upon and limited to the laws of the State of New York and the Ohio General Corporation Law. We express no opinion herein as to any other laws, statutes, regulations or ordinances. The opinions expressed herein that are based on the laws of the State of New York are limited to the laws generally applicable in transactions of the type covered by the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Benesch, Friedlander, Coplan & Aronoff LLP